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                                                                  EXHIBIT 10.16


                                                                     ANNEX 1X-A


                              EMPLOYMENT AGREEMENT

        This Employment Agreement is made and entered into this         day of
         , 1995 by and between Wedco Technology, Inc. ("the Employer"), a wholly owned subsidiary of Willoughby International, and Fred R. Feder, an individual ("the Employee"), who agree as follows:

        1.      Employment.   The Employer agrees to continue to employ the
Employee, and the Employee agrees to continue to be employed by the Employer, on the terms and conditions set forth in this Agreement.

        2.      Position and Duties.   The Employee shall serve initially in
the position of Vice President, and shall have such responsibilities and authority in accordance with that position the Employee currently has; however, the Employer reserves the right to change the Employee's job title and to reassign duties and responsibilities in accordance with the business needs of the Employer.

        3.      Term.   This Agreement shall commence on the date first written
above and shall end on December 31, 2000.

        4. During the period of the Employee's employment, the Employer shall provide him with the following compensation and other benefits:

                (a) Salary. The Employer shall pay to the Employee a starting salary at the rate of not less than $160,000.00 per annum, payable in accordance with the standard payroll practices of the Employer. This salary shall be reviewed at least annually and may be increased (but not decreased) by the Employer and, if so increased, shall not thereafter be decreased.

                (b)     Other Benefits.   The Employee shall participate in all
        employee benefit, health, welfare, bonus (including but not limited to the Fiscal Year 1996 bonus plan), stock option and all other compensation plans available to executive employees and officers of the Employer. This includes all such plans and benefits currently in effect and all which are made available by the Employer in the future to its executives. Nothing paid to the Employee


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        under any plan or program presently in effect or made available in the future shall be deemed to be in lieu of the salary payable pursuant to
        Section 4(a) above.

                (c) Expenses. The Employee shall be entitled to prompt reimbursement of all reasonable expenses incident to his employment, provided that the Employee incurs and properly accounts for such expenses in accordance with the Employer's policies.

                (d) Vacation. The Employee shall be entitled to receive five (5) weeks of vacation during calendar year 1996 and thereafter shall be entitled to the number of weeks of vacation per year in accordance with the Employer's policies, but in no event less than five
        (5) weeks per year.


               (e) Automobile. The Employee shall have the use of a medium-priced automobile at no cost to the Employee. The Employer also shall pay or reimburse the Employee for all costs (insurance, maintenance, repairs, registration, etc.) associated with such automobile.

        5.      Proprietary Information.

                (a) The Employee acknowledges that in the course of his employment by the Employer, he has, is or may be making use of, acquiring or adding to confidential information of a special and unique nature and value relating to such matters as the Employer's trade secrets, know-how, systems, programs, developments, designs, procedures, manuals, confidential reports and communications, and lists of customers and clients. The Employee understands that any information and materials received by the Employer at any time from third parties in confidence (or subject to nondisclosure or similar covenants) shall also be deemed to be and shall be confidential information. The Employee hereby confirms that he has not and shall not, except with the prior written consent of the Employer, or except as he is acting as an employee of the Employer solely for the benefit of the



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Employer in connection with the Employer's business practices and employee practices, at any time during or following the termination of this Agreement, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purposes whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment with the Employer.

                (b) The Employee will immediately notify the Employer about and assign, transfer and set over to the exclusive benefit of the Employer any patent, trademark, copyright, invention, product design, works of authorship, product improvement, or technological innovation which the Employee conceives, develops, creates, obtains, or learns in whole or in part while employed by the Employer and relating, directly or indirectly, to any of such confidential information; and the Employee agrees upon request to, without additional compensation but at no expense to the Employee, execute and assent to any application, assignment, license, or other legal documents necessary for the Employer to enjoy fully all rights assigned under this Agreement.

                (c) These restrictions shall not apply to any information which is in the public domain or which is independently developed by the Employee after termination of his employment with the Employer.

        6.      Covenant Not to Compete.   During the term of the Employee's
employment with the Employer hereunder, and for a period of two (2) years after the termination of such employment for any reason or for no reason, or after the expiration of the term of this Agreement, the Employee shall not, directly or indirectly, as an owner, partner, stockholder, proprietor, officer, director, manager, consultant, employee or in any other capacity or capacities,
(a) engage in any business activity in which Employer engaged immediately prior to the termination of the Employee's employment; or (b) solicit, sell, service, accept, manage or otherwise seek to acquire the custom or patronage in any business activity in which



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Employer engaged of any person or entity who is a client, customer or active prospective client or customer of Employer; or (c) without the prior written consent of Employer, solicit the employment, consulting or other services of any other employee Employer or otherwise induce any of such employees to leave such employment or to breach an employment agreement therewith. Each of the above clauses (a) through (c) shall constitute a separate and severable covenant of the Employee.

        The geographic scope of the foregoing restrictive covenants shall be the territory comprised of the United States of America and its territories and possessions, Canada, Mexico and (without duplication) all other countries in which Employer was engaged in business at the time of the termination of Employee's employment. Nothing in the foregoing restrictive covenants shall be deemed to prohibit the Employee from obtaining or maintaining beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of securities of any publicly traded corporation or other entity if the Employee's beneficial ownership is less than 5% of the issued and outstanding securities of that class of that issuer.

        The Employee acknowledges that the Employer would be injured irreparably in a manner not adequately compensated by money damages in the event of a breach or threatened breach by the Employee of this non-competition covenant, and therefore agrees that, in the event of such breach or threatened breach, the Employer shall be entitled, without limiting or other prejudice to its other rights and remedies, to a temporary restraining order, a preliminary injunction and other equitable relief, all without the need to post bond or other security.

        The parties hereby instruct any court or other tribunal of competent jurisdiction that may find any provision of this non-competition covenant to be


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unenforceable as written:  (a) to sever the unenforceable provision from the other enforceable provisions of this instrument; (b) to reform the unenforceable provision to the extent necessary (but no more) to make it enforceable and to give effect to the mutual intentions of the parties that the good will of the Employer should be protected; and (c) to enforce the non-competition covenant as reformed. The prevailing party in any legal action initiated to interpret or to enforce this non-competition covenant shall be entitled to recover from the non-prevailing party its or his reasonable attorneys' fees and disbursements as well as all costs of suit.

        7.      Termination.

                (a)     By Employer for Cause.   The Employer may terminate
the Employee's employment for "cause" which shall be defined as (a) the Employee willfully engages in conduct which involves dishonesty or moral turpitude in connection with his employment, (b) the Employee engages in willful and intentional misconduct or breach of any of his fiduciary duties to the Company, which misconduct or breach has a material adverse effect on the Company, financial or otherwise; (c) the Employee willfully discloses confidential and proprietary information or trade secrets of the Company. An act or omission shall be deemed "willful" only if done, or omitted to be done, in bad faith and without reasonable belief that it was in the best interest of the Company.

                The Employer shall exercise its right to terminate the Employee's employment for cause by giving him a written notice of termination specifying in reasonable detail the circumstances constituting such cause, and specifying such date of termination as the Employer shall determine. The Employee shall not be entitled to receive any separation or severance pay or benefits if terminated for "cause" as so defined.

                (b)     By Employer Other than for Cause.   The Employer
may terminate this Agreement without cause by giving the Employee at least sixty (60)



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days written notice prior to the expiration of the initial or any subsequent term of a desire not to renew this Agreement. If the Agreement is so terminated by the Employer, the Employee shall receive his full salary and all benefits pursuant to Article 4 above for the balance of the term of this Agreement or for three years, whichever is longer.

                (c) By the Employee for Good Reason. The Employee may terminate his employment for good reason if (i) the Employee's title, duties and responsibilities are decreased in any material way, (ii) the Employer requires that the Employee relocate more than 50 miles from his present place of employment, or (iii) the Employer fails in any material respect to comply with this Agreement. The Employee shall exercise his right to terminate his employment for good reason by giving the Employer written notice of termination specifying in reasonable detail the circumstances constituting such good reason. In that event, the Employee shall receive his full salary and all benefits pursuant to Article 4 above for the balance of the term of this Agreement or for three years, whichever is longer.

                (d) By the Employee Other than for Good Reason. The Employee may terminate his employment at any time and for any reason, without good reason, by giving the Employer a written notice of termination at least sixty (60) days prior to the effective date. In that event, he shall convert from an employee to an independent consultant for a period equal to the balance of the term of this Agreement or for three years, whichever is longer, at the rate of $130,000 per annum and under the terms and conditions set forth in the form of Consulting Agreement attached as Exhibit A.

        8.      Indemnification.   The Employer will pay all costs of suits
(including reasonable attorneys' fees) and any damages incurred by the Employee on matters relating to the Employer, to the extent set forth in the Employer's Articles, By-Laws and/or Corporate Resolutions.


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        9.      Binding Agreement.   This Agreement shall be binding upon any
successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer, in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. This Agreement and all rights of the Employee under it shall inure to the benefit of, and shall be enforceable by, the Employee's legal representatives. If the Employee should die while any amounts remain payable to him, then all such amounts shall be paid to his designated beneficiaries or, if there be no such beneficiaries, to his Estate.

        10. Notice. Any written notice required by this Agreement shall be properly given if by personal delivery or registered or certified mail, return receipt requested, to the Employee's immediate supervisor (if to the Employer) or to the Employee's last known address (if to the Employee).

        11. Governing Law and Venue. This Agreement shall be construed and governed by the laws of the State of New Jersey, irrespective of whether either party now or in the future is located or resides in another jurisdiction. Any litigation with respect to this Agreement shall be venued in a Court of competent jurisdiction in New Jersey.

        12.     Severability.   The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision.

        13. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter contained in it, and supersedes all previous negotiations, agreements or
representations, whether oral or written.   This Agreement may not be released,
discharged or changed in any manner, except in a writing signed by the parties. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

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        IN WITNESS WHEREOF, the parties have executed this Agreement of the date first written above.

                                        W TECHNOLOGY, INC.


                                        BY: ________________________________


                                            ________________________________
                                            Fred R. Feder           Employee